SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, Cedar Fair, L.P. (the “Partnership”), through its wholly owned subsidiary Magnum Management Corporation, granted a performance based retention unit award to Matthew A. Ouimet, the Partnership’s President and Chief Executive Officer, pursuant to a performance award agreement (the “Agreement”) and the Partnership’s 2008 Omnibus Incentive Plan (the “Plan”). A brief description of the terms of the Agreement follows. The description is qualified in its entirety by reference to the Agreement, a form of which is filed as an exhibit to this Current Report on Form 8-K, and by reference to the Plan, which has been previously filed by the Partnership.

Under the Agreement, Mr. Ouimet will be eligible to receive up to a specified percentage of 124,234 units (“Target”) specified for the performance period of January 1, 2014 - December 31, 2016. The number of units payable will depend on the level of achievement of the three (3) years total unitholder return (“TSR”) compared to the Partnership’s identified peer group during that period. If TSR is greater than the 50th percentile of TSR measured relative to the peer group, one hundred percent (100%) of the Target will be payable. If TSR is between the 25th and 50th percentile of TSR measured relative to the peer group, ninety percent (90%) of the Target will be payable. If the TSR is less than the 25th percentile of TSR measured relative to the peer group, seventy-five percent (75%) of the Target will be payable.

The Agreement also provides for Mr. Ouimet to receive distribution equivalents on the number of units that become payable if and to the extent the Partnership makes distributions on the units after the grant date and before the payment dates of the award. The award will be paid as follows: fifty percent (50%) of the award will paid in the form of units, together with a lump sum cash payment of all distribution equivalents accrued with respect to fifty percent (50%) of such performance units through the first payment date, with such first payments being made on December 29, 2017, and the fifty percent (50%) balance shall be paid in a lump sum in units, together with a lump sum cash payment of all distribution equivalents accrued with respect to such fifty percent (50%) balance through the second payment date, with such second payments being made on December 31, 2018. Under the Agreement, Mr. Ouimet must remain in continuous employment with the Partnership or an affiliate throughout the performance period and from the last day of the performance period through both payment dates or will forfeit the unpaid portion of his entire award, including any unpaid distribution equivalents, except in the cases of death or “disability,” or if a “change in control” were to occur, as such terms are defined in the Plan, in which cases awards will be prorated.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

10.1	Cedar Fair, L.P. 2008 Omnibus Incentive Plan Performance Award Agreement, dated March 31, 2014, by and between Magnum Management Corporation and Matthew A. Ouimet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and
Chief Financial Officer

Date: April 4, 2014

EXHIBIT INDEX

Exhibit No.        Description

10.1	Cedar Fair, L.P. 2008 Omnibus Incentive Plan Performance Award Agreement, dated March 31, 2014, by and between Magnum Management Corporation and Matthew A. Ouimet.